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                                                                     EXHIBIT 5.1


                                 BRYAN CAVE LLP
                            Two North Central Avenue
                                   Suite 2200
                             Phoenix, Arizona 85004


                                September 3, 1999


Mobile Mini, Inc.
1834 West Third Street
Tempe, Arizona  85281

Dear Sirs:

         We are acting as counsel to Mobile Mini, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 450,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be issued and sold upon the exercise of stock options granted under the Mobile Mini, Inc. Amended and Stated 1994 Stock Option Plan (the "Plan").

         We have examined a copy of the Plan, and the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and paid for in the manner prescribed in the Plan, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,



                                           BRYAN CAVE LLP